Exhibit 5.2

1177 Avenue of the Americas
New York, NY 10036
212.715.9100

June 14, 2018

Genco Shipping & Trading Limited

299 Park Avenue, 12th Floor

New York, NY 10171

Ladies and Gentlemen:

We have acted as counsel to Genco Shipping & Trading Limited, a corporation organized under the laws of the Republic of the Marshall Islands (the “Registrant”), in connection with the preparation and filing by the Registrant of a shelf Registration Statement on Form S-3 (the “Registration Statement”) the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the contemplated issuance by the Registrant from time to time of up to US$500,000,000 aggregate public offering price of (i) shares of common stock of the Registrant, par value $0.01 per share (the “Common Stock”), (ii) shares of preferred stock of the Registrant, par value $0.01 per share (the “Preferred Stock”), (iii) debt securities, which may be issued pursuant to an indenture (the “Indenture”), as amended or supplemented from time to time, between the Registrant and the trustee named in the Indenture (the “Debt Securities”), (iv) warrants to purchase securities of the Registrant (the “Warrants”), which may be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”), (v) rights to purchase securities of the Registrant (“Rights”), which may be issued pursuant to one or more rights agreements (each, a “Rights Agreement”); (vi) depositary shares representing a fractional share or multiple shares Preferred Stock (the “Depositary Shares”) and evidenced by depositary receipts (the “Depositary Receipts”) issued pursuant to one or more deposit agreements (each, a “Deposit Agreement”) to be entered into between the Registrant and a bank or trust company selected by the Registrant (the “Depositary”), (vii) purchase contracts for the purchase and sale of securities (the “Purchase Contracts”), which may be issued under one or more purchase contract agreements (each, a “Purchase Contract Agreement”); and (viii) units issued by the Registrant comprised of any of the foregoing (the “Units”).  The Debt Securities, the Warrants, the Rights, the Depositary Shares, the Purchase Contracts and the Units are herein collectively called the “Securities.”

In rendering this opinion, we have reviewed copies of the following documents:

1.                                      the Registration Statement; and

2.                                      the form of Indenture attached as an exhibit to the Registration Statement.

KRAMER LEVIN NAFTALIS & FRANKEL LLP	NEW YORK | SILICON VALLEY | PARIS

We have also reviewed such other documents and made such other investigations as we have deemed appropriate.  As to various questions of fact material to this opinion, we have relied upon statements, representations and certificates of officers or representatives of the Registrant, public officials and others.  We have not independently verified the facts so relied on.

In addition, we have assumed, in reliance on the opinions of Reeder & Simpson P.C., Marshall Islands counsel to the Registrant, that the Registrant has the corporate power and authority to issue the Securities.

Based on and subject to the foregoing and assuming that (i) the Registration Statement, including any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Securities are offered or issued as contemplated by the Registration Statement, (ii) a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby and will at all relevant times comply with all applicable laws, (iii) the Registrant has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (v) a definitive purchase, underwriting or similar agreement and any other necessary agreement with respect to any Securities will have been duly authorized and validly executed and delivered by the Registrant and the other party or parties thereto, (vi) any securities issuable upon conversion, exercise or exchange of, or to be purchased or sold pursuant to, any Securities being offered or issued will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exercise or exchange, (vii) any securities of any other entity to be included in any Securities being offered or issued will have been duly authorized and issued by such entity, and (vii) the Indenture and each supplemental indenture, Warrant Agreement, Rights Agreement, Deposit Agreement, Purchase Contract Agreement and Unit Agreement will be governed by the laws of the State of New York and will be the valid and binding obligation of each party thereto other than the Registrant, enforceable against such party in accordance with its terms,  we advise you that, in our opinion:

1.                                      Debt Securities.  Assuming that the issuance and terms of any Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Indenture or supplemental indenture relating to such Debt Securities have been duly authorized, executed and delivered by all parties thereto and duly qualified under the Trust Indenture Act of 1939, as amended, (ii) the terms of such Debt Securities have been duly established in accordance with the terms of the Indenture and the applicable supplemental indenture, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Debt Securities or certificates representing such Debt Securities have been duly executed, authenticated, issued, paid for and delivered in accordance with the Indenture and the applicable supplemental indenture and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Debt Securities (including any Debt Securities that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

2.                                      Warrants.  Assuming that the issuance and terms of any Warrants (including any Warrants that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Warrant Agreement or Warrant Agreements relating to such Warrants have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Warrants have been duly established in accordance with the terms of the applicable Warrant Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Warrants or certificates representing such Warrants have been duly executed, authenticated, issued, paid for and delivered in accordance with the Warrant Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Warrants (including any Warrants that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

3.                                      Rights.  Assuming that the issuance and terms of any Rights (including any Rights that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Rights Agreement or Rights Agreements relating to such Rights have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Rights have been duly established in accordance with the terms of the applicable Rights Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Rights or certificates representing such Rights have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Rights Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Rights (including any Rights that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

4.                                      Depositary Shares.  Assuming that the issuance and terms of any Depositary Shares (including any Depositary Shares that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Deposit Agreement or Deposit Agreements relating to such Depositary Shares have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Depositary Shares have been duly established in accordance with the terms of the applicable Deposit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, (iii) the Preferred Stock represented by such Depositary Shares have been authorized, issued and delivered to the Depositary in accordance with the applicable Deposit Agreement, and (iv) such Depositary Shares and the Depositary Receipts evidencing such Depositary Shares have been duly authorized, executed, countersigned, issued, paid for and delivered in accordance with the applicable Deposit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Depositary Shares (including any Depositary Shares that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will be validly issued and the Depositary Receipts evidencing such Depositary Shares will entitle the holders thereof to the rights specified therein and in the Deposit Agreement pursuant to which they are issued.

5.                                      Purchase Contracts.  Assuming that the issuance and terms of any Purchase Contracts (including any Purchase Contracts that may be issued as part of any Units or otherwise pursuant to the terms of any other Securities) and the terms of the offering thereof have been duly authorized, when (i) the Purchase Contract Agreement or Purchase Contract Agreements relating to such Purchase Contracts have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Purchase Contracts have been duly established in accordance with the terms of the applicable Purchase Contract Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Purchase Contracts or certificates representing such Purchase Contracts have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Purchase Contract Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Purchase Contracts (including any Purchase Contracts that may be issued as part of Units or otherwise pursuant to the terms of any other Securities) will constitute valid and binding obligations of the Registrant.

6.                                      Units.  Assuming that the issuance and terms of any Units and the terms of the offering thereof have been duly authorized, when (i) the Unit Agreement or Unit Agreements relating to such Units have been duly authorized, executed and delivered by all parties thereto, (ii) the terms of such Units have been duly established in accordance with the terms of the applicable Unit Agreement, so as not to violate or cause the exercise thereof to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Registrant, and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Registrant, and (iii) such Units or certificates representing such Units have been duly executed, authenticated, issued, paid for and delivered in accordance with the applicable Unit Agreement and as contemplated in the Registration Statement and any prospectus supplement relating thereto, and in accordance with any underwriting agreement, such Units will constitute valid and binding obligations of the Registrant.

The opinions set forth above are qualified (i) by the effects of applicable laws relating to bankruptcy, insolvency, and other similar laws relating to or affecting the rights and remedies of creditors generally, (ii) with respect to the remedies of specific performance and injunctive and other forms of equitable relief, by the availability of equitable defenses and the discretion of the court before which any enforcement thereof may be brought and (iii) by general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

We do not express any opinion with respect to any law other than the law of the State of New York.  This opinion is rendered only with respect to the laws and legal interpretations and the facts and circumstances in effect on the date hereof, and we assume no obligation to revise or supplement this opinion letter should any such law or interpretation be changed by legislative action, judicial decision or otherwise or should there be any change in such facts or circumstances.

We hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ Kramer Levin Naftails & Frankel LLP

Kramer Levin Naftalis & Frankel LLP